EXHIBIT 10.8.1
Schedule identifying substantially identical agreements, between Visteon Corporation (“Visteon”) and each of the persons named below, to the Executive Officer Change in Control Agreement constituting Exhibit 10.8 to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2010.
      Name
Donald J. Stebbins
William G. Quigley III